Exhibit 10. 3

SECOND AMENDED AND RESTATED ESCROW AGREEMENT

This Second Amended and Restated Escrow Agreement (this “Agreement”) is entered into as of December 11, 2012, by and between JBM Energy Company, LLC, a Delaware limited liability company (“JBM”), Russell B. Pace, Jr. (“Pace”), Realty Title Company, Inc. a Montana corporation (“Escrow Agent”) and American Power Corp, a Nevada corporation (“APC”), each a “Party” and, collectively, the “Parties”.

RECITALS

WHEREAS, JBM, Pace, Escrow Agent and Teen Glow Makeup, Inc.; entered into that certain Escrow Agreement (the “Escrow Agreement”), dated as of April 9, 2010, relating to (i) that certain Assignment and Assumption of Coal Agreement, dated as of March 31, 2010, by and among JBM, Future Gas Holdings, Ltd., a Nevis limited liability company (“Future Gas”), and Teen Glow Makeup, Inc. (the “Coal Agreement”); (ii) that certain Assignment and Assumption of Mineral Agreement, dated as of March 31, 2010, by and among Pace, Future Gas and Teen Glow Makeup, Inc. (the “Mineral Agreement”); (iii) that certain Promissory Note, dated April 9, 2010, which had been executed and delivered pursuant to and in accordance with the terms and conditions of Coal Agreement (the “Coal Agreement Promissory Note”); (iv) that certain Promissory Note, dated April 9, 2010, which had been executed and delivered pursuant to and in accordance with the terms and conditions of the Mineral Agreement (the “Mineral Agreement Promissory Note”);

WHEREAS, on April 20, 2010, Teen Glow Makeup, Inc. filed an amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada changing its name to American Power Corp.;

WHEREAS, on March 26, 2012, (i) JBM and APC entered into that certain Amended and Restated Coal Buy and Sell Agreement (the “Amended Coal Agreement”); (ii) Pace and APC entered into that certain Amended and Restated Mineral Buy and Sell Agreement (the “Amended Mineral Agreement”); (iii) APC executed that certain Amended and Restated Promissory Note, pursuant to the terms of the Amended Coal Agreement (the “Amended Coal Promissory Note”); and (iv) APC executed that certain Amended and Restated Promissory Note, pursuant to the terms of the Amended Mineral Agreement (the “Amended Mineral Promissory Note”);

WHEREAS, on December 11, 2012, (i) APC executed that certain Amended and Restated Promissory Note, pursuant to the terms of the Amended Coal Agreement (the “Second Amended Coal Promissory Note”); and (ii) APC executed that certain Amended and Restated Promissory Note, pursuant to the terms of the Amended Mineral Agreement (the “Second Amended Mineral Promissory Note”); and

WHEREAS, the Parties desire to amend and restate the Amended Escrow Agreement to reflect the Amended Coal Agreement, the Amended Mineral Agreement, the Second Amended Coal Promissory Note and the Second Amended Mineral Promissory Note.

NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.	ESCROWED DOCUMENTS

a.
Subject to the provisions and conditions herein, the following documents are deposited in escrow with Escrow Agent and Escrow Agent is hereby instructed to hold said instruments and accept payments and stock for application as hereinafter provided, and to deliver the described two Quit Claim Deeds to APC or its designated agent upon satisfaction of all conditions set forth in paragraph 2 below, or, in the event of default, to deliver the contents of the escrow to Pace or his agent:

i.	Quit Claim Deed dated April 9, 2010, from JBM to APC conveying coal rights in Judith Basin County, Montana (the “JBM Quit Claim Deed”).

ii.
Quit Claim Deed dated April 9, 2010, from Pace to APC conveying other mineral rights in Judith Basin County, Montana (the “Pace Quit Claim Deed” and, together with the JBM Quit Claim Deed, the “Quit Claim Deeds”).

iii.	Mortgage and Security Agreement dated April 9, 2010 (the “Mortgage”), which secures the payments and other obligations due from APC to JBM and Pace under the following agreements:

1.
Coal Agreement, as amended by that certain Assignment and Assumption of Coal Agreement, dated as of March 31, 2010, by and among JBM, Future Gas, and Teen Glow Makeup, Inc., and as further amended by the Amended Coal Agreement.

2.	Second Amended Coal Promissory Note.

3.
Mineral Agreement, as amended by that certain Assignment and Assumption of Mineral Agreement, dated as of March 31, 2010, by and among Pace, Future Gas, and Teen Glow Makeup, Inc., and as further amended by the Amended Mineral Agreement.

4.	Second Amended Mineral Promissory Note.

5.
Stock Agreement, dated as of February 4, 2010, by and between Pace and Future Gas, as amended by that certain Assignment and Assumption of Stock and Consulting Agreements, dated as of March 31, 2010, by and between Pace and Future Gas (the “Assignment Agreement”).

6.
Consulting Agreement, dated as of February 4, 2010, by and between Pace and Future Gas (the “Consulting Agreement”), as amended by the Assignment Agreement, and by the Amendment To Consulting Agreement dated December 11, 2012.

2.	TERMS AND CONDITIONS OF RELEASE OF DOCUMENTS

a.	The terms and conditions of the Escrow Agent’s agreement to hold the escrowed documents are as follows:

i.
The Escrow Agent shall be liable as a depository only and shall not be responsible for the sufficiency or accuracy of any description of property, nor of the form, execution or validity of any documents deposited hereunder.

ii.
The Escrow Agent shall not be responsible in any respect for the identity, authority or rights of the persons depositing or purporting to deposit any property hereunder. The Escrow Agent may rely upon any paper, document or other writing believed by it to be authentic in making any delivery of money or escrow documents.

iii.
The Escrow Agent will allow examination of the escrowed documents by the Parties at any reasonable time during the Escrow Agent’s regular business hours. The Escrow Agent may, at its option, require written authorization from a Party before allowing the examination of the contents of the escrow account by anyone other than a Party.

iv.
The Escrow Agent reserves the right to change service fees from time to time in accordance with its schedule of fees in effect at the time service is performed. The Parties acknowledge that the Escrow Agent may so alter its charges at any time in accordance with its scheduled charges, effective upon written notice by the Escrow Agent to the Parties.

v.
The Escrow Agent may employ counsel for the reasonable protection of the escrowed documents and of the Escrow Agent, and if not at fault, shall have the right to reimburse itself out of escrowed documents and proceeds for costs, expenses, counsel fees and cover such items, and in no event shall the Escrow Agent be required to release or deliver any of the escrowed documents until the Escrow Agent has been paid in full.

b.
The following events and conditions must all occur and be fully satisfied before the Escrow Agent is authorized to deliver the Quit Claim Deeds to APC and the Mortgage to JBM and Pace, and to record the Quit Claim Deeds and the Mortgage:

i.	The following cash funds will be bank wired by APC to the Escrow Agent on or before the following dates for the benefit of either JBM or Pace as indicated:

Amount	Date	Beneficiary
$200,000	July 9, 2010	JBM
$200,000	October 9, 2010	Pace
$200,000	January 9, 2011	JBM
$200,000	April 9, 2011	Pace
$100,000
The earlier of (i) sixty (60) days following the effective date of the registration statement on Form S-1 (the “Registration Statement”) which APC is filing with respect to that certain Amended and Restated Standby Equity Distribution Agreement, dated as of June 13, 2012, by and between APC and YA Global Master SPV Ltd. and (ii) March 9, 2013

JBM
$100,000	The earlier of (i) sixty (60) days following the effective date of the Registration Statement and (ii) March 9, 2013	Pace

$200,000	The earlier of (i) ninety (90) days following the effective date of the Registration Statement and (ii) March 9, 2013	Pace
$5,500
On the first day of each month commencing on May 1, 2010 through April 1, 2011, but continuing each month thereafter if Pace gives notice that he has executed his option to extend the Consulting Agreement for three (3) successive one (1) year terms, said notice to be given sixty (60) days prior to the expiration of the initial one (1) year term or any extended term.
Pace

ii.
APC will instruct its attorneys to immediately notify JBM, Pace and the Escrow Agent in writing when the Registration Statement is declared effective by the Securities and Exchange Commission (the “SEC”).

c.
If APC fails to make timely any one of the above cash payments, or fails to execute and deliver the Second Amended Coal Promissory Note and the Second Amended Mineral Promissory Note, or fails to perform under any of the agreements to which it is a party hereunder at the option of JBM or Pace, and upon written requests of JBM or Pace, the Escrow Agent shall deliver the Quit Claim Deeds and the Mortgage (without recording them), including copies of all records of the escrowed documents, to JBM or Pace, at which time the escrow account will be terminated.

d.
While not a condition for the delivery of the Quit Claim Deeds to APC, APC agrees that no later than April 9, 2013, it will deliver to Escrow Agent for the benefit of JBM a final reserve study setting forth the quantity and classification of proven and probable coal reserves and a valuation thereof and final mine feasibility study which includes a mining plan to produce a minimum of fifty (50) million tons of coal. The minimum production should be viewed as a desired target and not as a mandatory target and will be exclusively determined by the technical option of Weir International, Inc. A failure to deliver these studies by April 9, 2013 will result in a default under APC’s agreements and under the Mortgage.

e.	All parties hereto agree that before the Mortgage is recorded, it will be amended and rewritten to reflect the following changes:

i.	Date of the Mortgage;

ii.	Name of the mortgagor as American Power Corp.;

iii.	New addresses of the mortgagees;

iv.	the Second Amended Coal Promissory Note and the Second Amended Mineral Promissory Note being secured; and

v.	Adding under the security provisions, provisions to reflect the Amended Coal Agreement and the Amended Mineral Agreement.

f.	All Parties hereto agree that before the Quit Claim Deeds are recorded, they will be rewritten to reflect American Power Corp. as the grantee and re-executed by grantors.

3.	PROVISION OF WIRE INSTRUCTIONS

a.
Escrow Agent will provide APC with bank wire instructions for the transfer of cash funds from APC to Escrow Agent. JBM and Pace will provide Escrow Agent with bank wire instructions for the transfer of cash funds from Escrow Agent to JBM and Pace.

4.	INTEGRATIONS: SURVIVAL OF WARRANTIES; AMENDMENT

a.
Unless otherwise agreed in writing, this Agreement represents the entire understanding of the Parties with respect to the subject matter referenced, and supersedes all prior understandings and agreements heretofore made by and between the parities: Neither this Agreement nor any provision hereof may be amended, waived, modified or discharged except by an agreement in writing signed by all Parties.

5.	ATTORNEY’S FEES

a.
In the event of any litigation to construe and/or enforce the terms of this Agreement, the Party prevailing in such action shall be entitled to recover its reasonable attorney's fees and costs in addition to any other damages or relief to which such Party may be entitled.

6.	FACSIMILE SIGNATURES

a.	Both Parties agree that facsimile signatures by any Party will be treated as original signatures for the purpose of this transaction.

7.	NOTICES

a.
Any and all notices required under this Agreement shall be in writing and shall be served upon the respective Parties at the addresses shown below or to such other address as the Parties may designate by written notice to the other.

Russell B. Pace, Jr.	JBM Energy Company, LLC	American Power Corp.	Realty Title Company, Inc.

410 North Saint Asaph Street	c/o Russell B. Pace, Jr.	16 Market Square Center	201 6th Avenue S.
Alexandria, VA 22314	410 North Saint Asaph Street	1400 16th Street, Suite 400	Lewiston, MT 59457
	Alexandria, VA 22314	Denver, Co 80202
attn: Johannes Petersen

8.	EXECUTION IN COUNTERPARTS: FACSIMILE SIGNATURES

a.
This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument; and the Parties may execute copies sent by facsimile, and return signed copies by facsimile. Copies signed and returned by facsimile shall be deemed and considered executed counterparts, but a Party executing a copy and transmitting same by facsimile shall promptly mail or overnight to the other Parties copies bearing the transmitting Party’s original signature.

9.	TIME IS OF THE ESSENCE

a.	Time is of the essence in this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

By:  /s/ Russell B. Pace, Jr.
Russell B. Pace, Jr.

JBM ENERGY COMPANY, LLC,
a Delaware limited liability company

By:  /s/ Russell B. Pace, Jr.
Russell B. Pace, Jr.
Sole Manager

AMERICAN POWER CORP.,
a Nevada corporation

By:  /s/ Alvaro Valencia
Alvaro Valencia
President and Chief Executive Officer

Realty Title Company, Inc.,
a Montana corporation

By:
[______]
[______]